UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)         April 28, 2004
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                4551 W. 107th Street, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 12.         Results of Operations and Financial Condition

      On April 28, 2004, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports First Quarter Diluted Earnings Per Share of $0.52." The release has been provided below.


                                                           FOR IMMEDIATE RELEASE

Contact:  Carol DiRaimo,
          Vice President of Investor Relations
          (913) 967-4109

                 Applebee's International Reports First Quarter
                       Diluted Earnings Per Share of $0.52

Overland Park, Kan., April 28, 2004 -- Applebee's International, Inc. (Nasdaq:APPB) today reported record net earnings of $29.5 million, or $0.52 per diluted share, for the first quarter ended March 28, 2004. This represents an increase in diluted earnings per share of 21 percent as compared to $0.43 per share for the first quarter of 2003.

System-wide comparable sales for the first quarter of 2004 increased 8.2 percent, the 23rd consecutive quarter of comparable sales growth. Company and franchise restaurant comparable sales increased 8.7 percent and 8.0 percent, respectively, for the quarter.

The company also reported comparable sales for the March fiscal period, comprised of the five weeks ended March 28, 2004. Comparable sales for company restaurants increased 9.2 percent, reflecting an increase in guest traffic of approximately 7.5 to 8.0 percent, combined with a higher average check. System-wide comparable sales increased 8.3 percent for the March period, and comparable sales for franchise restaurants increased 8.0 percent.

In addition, the company reported comparable sales for the April fiscal period, comprised of the four weeks ended April 25, 2004. Comparable sales for company restaurants increased 6.2 percent, reflecting an increase in guest traffic of
4.5 to 5.0 percent, combined with a higher average check. System-wide comparable sales increased 6.5 percent for the April period, and comparable sales for franchise restaurants increased 6.6 percent. Comparable sales for company restaurants for the year-to-date period through April have increased 8.1 percent, with system-wide and franchise comparable sales up 7.8 percent and 7.7 percent, respectively.

Lloyd L. Hill, chairman and chief executive officer, said, "We are off to a terrific start this year. Comparable sales and traffic growth accelerated during the quarter and were the highest we've seen in over a decade. These results were well above our own expectations and substantially exceeded the casual dining industry average as measured by Knapp-Track(TM). Although we do not expect this level of sales and traffic growth to be sustainable on an ongoing basis, we now expect system-wide comparable sales to increase by at least 5 percent for the full year.

"We continued to expand our market share during the quarter with system-wide sales growing by 14 percent. In addition, we have increased our company development plans, and now expect to open at least 32 company restaurants this year.

"Our Carside To Go(TM) program continues to gain momentum, with the percentage of company restaurant sales increasing to 9.4 percent in the first quarter of 2004 from 6.8 percent in the first quarter of 2003. Our franchisees will continue implementation during 2004, and we expect this to be a significant driver of sales and traffic growth as we've begun to leverage our marketing muscle behind Carside To Go(TM).

"Lastly, we continue to be very excited about our previously announced alliance with Weight Watchers. We are now preparing for a system-wide launch prior to Memorial Day, which will be supported by our substantial marketing power. We believe this strategic initiative can contribute to our results in the latter half of 2004 and beyond."

Other results for the first quarter ended March 28, 2004 included:

     o Total system-wide sales for the quarter increased by 14 percent over the prior year. System-wide sales are a non-GAAP financial measure that includes sales at all company and franchise Applebee's restaurants, as reported by franchisees. The company believes that system-wide sales information is useful in analyzing Applebee's market share and growth, and because franchisees pay royalties and contribute to the national advertising pool based on a percentage of their sales.

     o Applebee's ended the quarter with 1,603 restaurants system-wide (391 company and 1,212 franchise restaurants). During the first quarter of 2004, there were 19 new Applebee's restaurants opened system-wide, including 8 company and 11 franchised restaurants.

     o The company repurchased 855,300 shares of common stock in the first quarter at an average price of $37.46 for an aggregate cost of approximately $32 million. As of March 28, 2004, $67.7 million remains available under the company's ongoing stock repurchase authorization.

     o As of March 28, 2004, the company had total debt outstanding of $26 million, with $118 million available under its revolving credit facility.

BUSINESS OUTLOOK

The company updated its guidance for fiscal year 2004:

     o More than 100 new restaurants are expected to open in 2004, including at least 32 company restaurants and 70 to 80 franchise restaurants. Twelve company restaurants are now expected to open in the first half of the year, with the balance opening in the second half of the year. Approximately 20 franchise restaurants are expected to open in the first half of the year, with the remainder opening in the second half of the year.

     o System-wide comparable sales are now expected to increase by at least 5 percent for the full year, although monthly sales results may be more volatile given economic conditions, calendar shifts, prior year comparisons, or other unusual events.

     o Overall restaurant margins before pre-opening expense for the full year are expected to be similar to fiscal year 2003 results.

     o General and administrative expenses, as a percentage of operating revenues, are expected to be in the low-9 percent range.

     o The effective income tax rate is currently expected to continue at 35.0 percent for the remainder of the year.

     o Excluding the cost of franchise acquisitions, capital expenditures are now expected to be between $95 and $105 million in 2004 due to increased company restaurant development. On April 26, 2004, the company completed the previously announced acquisition of 10 franchise restaurants located in southern California for $13.4 million in cash.

Based on the foregoing assumptions and the company's performance during the first quarter, diluted earnings per share for fiscal year 2004 are now expected to be in the range of $2.02 to $2.06, including the impact of potential stock repurchase activity.

A conference call to review the first quarter 2004 results and the current business outlook will be held on Thursday morning, April 29, 2004, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of April 28, 2004, there were 1,601 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including fiscal year 2004 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2004. The company disclaims any obligation to update these forward-looking statements.

                                      # # #

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)


                                                                                 13 Weeks Ended
                                                                         --------------------------------
                                                                           March 28,         March 30,
                                                                             2004              2003
                                                                         -------------     -------------
       Revenues:
            Company restaurant sales................................       $ 243,560         $ 208,410
            Franchise royalties and fees............................          30,772            27,163
            Other franchise income..................................           3,115             2,641
                                                                         -------------     -------------
               Total operating revenues.............................         277,447           238,214
                                                                         -------------     -------------
       Cost of company restaurant sales:
            Food and beverage.......................................          63,515            54,846
            Labor...................................................          79,659            68,364
            Direct and occupancy....................................          59,069            50,561
            Pre-opening expense.....................................             550               221
                                                                         -------------     -------------
               Total cost of company restaurant sales...............         202,793           173,992
                                                                         -------------     -------------
       Cost of other franchise income...............................           2,937             2,500
       General and administrative expenses..........................          25,517            22,620
       Amortization of intangible assets............................              86                99
       Loss on disposition of restaurants and equipment.............             495               467
                                                                         -------------     -------------
       Operating earnings...........................................          45,619            38,536
                                                                         -------------     -------------
       Other income (expense):
            Investment income.......................................             223               336
            Interest expense........................................            (344)             (521)
            Other income (expense)..................................            (109)              205
                                                                         -------------     -------------
               Total other income (expense).........................            (230)               20
                                                                         -------------     -------------
       Earnings before income taxes.................................          45,389            38,556
       Income taxes.................................................          15,886            13,954
                                                                         -------------     -------------
       Net earnings.................................................       $  29,503         $  24,602
                                                                         =============     =============

       Basic net earnings per common share..........................       $    0.54         $    0.45
                                                                         =============     =============
       Diluted net earnings per common share........................       $    0.52         $    0.43
                                                                         =============     =============

       Basic weighted average shares outstanding....................          54,658            55,272
                                                                         =============     =============
       Diluted weighted average shares outstanding..................          56,419            56,677
                                                                         =============     =============



The following table contains information derived from the Company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.

                                                                                    13 Weeks Ended
                                                                           ---------------------------------
                                                                              March 28,         March 30,
                                                                                2004              2003
                                                                           ---------------   ---------------
        Revenues:
             Company restaurant sales....................................        87.8%             87.5%
             Franchise royalties and fees................................        11.1              11.4
             Other franchise income......................................         1.1               1.1
                                                                           ---------------   ---------------
                Total operating revenues.................................       100.0%            100.0%
                                                                           ===============   ===============
        Cost of sales (as a percentage of company restaurant sales):
             Food and beverage...........................................        26.1%             26.3%
             Labor.......................................................        32.7              32.8
             Direct and occupancy........................................        24.3              24.3
             Pre-opening expense.........................................         0.2               0.1
                                                                           ---------------   ---------------
                Total cost of sales......................................        83.3%             83.5%
                                                                           ===============   ===============

        Cost of other franchise income (as a percentage
             of other franchise income)..................................        94.3%             94.7%
        General and administrative expenses..............................         9.2               9.5
        Amortization of intangible assets................................         --                --
        Loss on disposition of restaurants and equipment.................         0.2               0.2
                                                                           ---------------   ---------------
        Operating earnings...............................................        16.4              16.2
                                                                           ---------------   ---------------
        Other income (expense):
             Investment income...........................................         0.1               0.1
             Interest expense............................................        (0.1)             (0.2)
             Other income (expense)......................................         --                0.1
                                                                           ---------------   ---------------
                Total other income (expense).............................        (0.1)              --
                                                                           ---------------   ---------------
        Earnings before income taxes.....................................        16.4              16.2
        Income taxes.....................................................         5.7               5.9
                                                                           ---------------   ---------------
        Net earnings.....................................................        10.6%             10.3%
                                                                           ===============   ===============



The following table sets forth certain unaudited financial information and other restaurant data relating to company and franchise restaurants, as reported to us by franchisees:

                                                                                        13 Weeks Ended
                                                                           -----------------------------------------
                                                                             March 28,              March 30,
                                                                                2004                   2003
                                                                          -------------------    -------------------
   Number of restaurants:
        Company:
            Beginning of period........................................               383                    357
            Restaurant openings........................................                 8                      3
            Restaurants acquired from franchisees......................               --                      11
                                                                          -------------------    -------------------
            End of period..............................................               391                    371
                                                                          -------------------    -------------------
        Franchise:
            Beginning of period........................................             1,202                  1,139
            Restaurant openings........................................                11                     16
            Restaurant closings........................................                (1)                    (2)
            Restaurants acquired from franchisees......................               --                     (11)
                                                                          -------------------    -------------------
            End of period..............................................             1,212                  1,142
                                                                          -------------------    -------------------
        Total:
            Beginning of period........................................             1,585                  1,496
            Restaurant openings........................................                19                     19
            Restaurant closings........................................                (1)                    (2)
                                                                          -------------------    -------------------
            End of period..............................................             1,603                  1,513
                                                                          ===================    ===================
   Weighted average weekly sales per restaurant:
            Company....................................................       $    48,402            $    44,666
            Franchise..................................................       $    48,769            $    45,424
            Total......................................................       $    48,680            $    45,243
   Change in comparable restaurant sales:(1)
            Company....................................................              8.7%                   4.6%
            Franchise..................................................              8.0%                   2.9%
            Total......................................................              8.2%                   3.3%

   Total operating revenues (in thousands):
            Company restaurant sales...................................       $   243,560            $   208,410
            Franchise royalties and fees(2)............................            30,772                 27,163
            Other franchise income(3)..................................             3,115                  2,641
                                                                          -------------------    -------------------
            Total......................................................       $   277,447            $   238,214
                                                                          ===================    ===================



     (1) When computing comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.
     (2) Franchise royalties are generally 4% of each franchise restaurant's reported monthly gross sales. Reported franchise sales, in thousands, were $764,116 and $676,312 in the first quarter of 2004 and the first quarter of 2003, respectively. Franchise fees typically range from $30,000 to $35,000 for each restaurant opened.
     (3) Other franchise income includes insurance premiums from franchisee participation in our captive insurance company and revenue from information technology products and services provided to certain franchisees.



                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)

                                                                                           March 28,         December 28,
                                                                                             2004                2003
                                                                                         --------------     -------------
                                                       ASSETS
Current assets:
     Cash and cash equivalents......................................................      $    9,488         $   17,867
     Short-term investments, at market value........................................             280                 27
     Receivables, net of allowance..................................................          35,946             31,950
     Receivables related to captive insurance subsidiary............................           8,155                450
     Inventories....................................................................          30,309             20,799
     Prepaid income taxes...........................................................             --               5,800
     Other current assets related to captive insurance subsidiary...................           2,867                657
     Prepaid and other current assets...............................................          11,372              9,072
                                                                                         --------------     -------------
        Total current assets........................................................          98,417             86,622
Property and equipment, net.........................................................         422,032            419,802
Goodwill............................................................................         105,326            105,326
Restricted assets related to captive insurance subsidiary...........................          13,837             10,763
Franchise interest and rights, net..................................................           1,054              1,137
Other assets........................................................................          23,560             20,351
                                                                                         --------------     -------------
                                                                                          $  664,226         $  644,001
                                                                                         ==============     =============


                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt..............................................      $      198         $      192
     Accounts payable...............................................................          41,237             37,633
     Accrued expenses and other current liabilities.................................          79,873             96,637
     Loss reserve and unearned premiums related to captive insurance subsidiary.....          23,803             11,007
     Accrued income taxes...........................................................           8,423                --
     Accrued dividends..............................................................             --               3,863
                                                                                         --------------     -------------
        Total current liabilities...................................................         153,534            149,332
                                                                                         --------------     -------------
Non-current liabilities:
     Long-term debt - less current portion..........................................          25,623             20,670
     Other non-current liabilities..................................................          16,540             14,267
                                                                                         --------------     -------------
        Total non-current liabilities...............................................          42,163             34,937
                                                                                         --------------     -------------
        Total liabilities...........................................................         195,697            184,269
                                                                                         --------------     -------------
Stockholders' equity:
     Preferred stock - par value $0.01 per share:  authorized - 1,000,000 shares;
        no shares issued............................................................             --                 --
     Common stock - par value $0.01 per share:  authorized - 125,000,000 shares;
        issued - 72,336,788 shares..................................................             723                723
     Additional paid-in capital.....................................................         206,183            200,574
     Retained earnings..............................................................         553,819            524,316
                                                                                         --------------     -------------
                                                                                             760,725            725,613
     Treasury stock - 17,515,156 shares in 2004 and 17,143,845 shares in 2003, at
       cost.........................................................................        (292,196)          (265,881)
                                                                                         --------------     -------------
        Total stockholders' equity..................................................         468,529            459,732
                                                                                         --------------     -------------
                                                                                          $  664,226         $  644,001
                                                                                         ==============     =============


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)


                                                                                            13 Weeks Ended
                                                                                    --------------------------------
                                                                                      March 28,          March 30,
                                                                                        2004               2003
                                                                                    --------------     -------------
       CASH FLOWS FROM OPERATING ACTIVITIES:
            Net earnings.......................................................       $  29,503          $  24,602
            Adjustments to reconcile net earnings to net
               cash provided by operating activities:
               Depreciation and amortization...................................          11,071              9,940
               Amortization of intangible assets...............................              86                 99
               Amortization of deferred financing costs........................              39                 48
               Amortization of unearned compensation...........................             338                254
               Deferred income tax provision...................................             145                287
               Loss on disposition of restaurants and equipment................             495                467
               Income tax benefit from exercise of stock options...............           3,108              2,154
            Changes in assets and liabilities (exclusive of effects of acquisition):
               Receivables.....................................................          (3,996)            (3,022)
               Receivables related to captive insurance subsidiary.............          (7,705)            (9,573)
               Inventories.....................................................          (9,510)            (8,154)
               Prepaid income taxes............................................           5,800              5,002
               Other current assets related to captive insurance subsidiary....          (2,210)            (2,655)
               Prepaid and other current assets................................          (1,953)             1,201
               Accounts payable................................................           3,604              1,513
               Accrued expenses and other current liabilities..................         (16,764)            (9,082)
               Loss reserve and unearned premiums related to captive insurance
                  subsidiary...................................................          12,796             12,206
               Accrued income taxes............................................           8,423              6,809
               Other...........................................................            (504)              (859)
                                                                                    --------------     -------------
               NET CASH PROVIDED BY OPERATING ACTIVITIES.......................          32,766             31,237
                                                                                    --------------     -------------
       CASH FLOWS FROM INVESTING ACTIVITIES:
            Purchases of property and equipment................................         (13,796)           (10,215)
            Restricted assets related to captive insurance subsidiary..........          (3,074)               --
            Acquisition of restaurants.........................................             --             (20,758)
            Purchases of short-term investments................................            (253)               --
            Maturities and sales of short-term investments.....................             --                  50
            Other investing activities.........................................            (966)               --
                                                                                    --------------     -------------
               NET CASH USED BY INVESTING ACTIVITIES...........................         (18,089)           (30,923)
                                                                                    --------------     -------------
       CASH FLOWS FROM FINANCING ACTIVITIES:
            Purchases of treasury stock........................................         (32,039)           (13,282)
            Dividends paid.....................................................          (3,863)            (3,323)
            Issuance of common stock upon exercise of stock options............           4,972              5,342
            Shares issued under employee benefit plans.........................           2,915                590
            Net proceeds from issuance of long-term debt.......................           4,959              4,995
                                                                                    --------------     -------------
               NET CASH USED BY FINANCING ACTIVITIES...........................         (23,056)            (5,678)
                                                                                    --------------     -------------
       NET DECREASE IN CASH AND CASH EQUIVALENTS...............................          (8,379)            (5,364)
       CASH AND CASH EQUIVALENTS, beginning of period..........................          17,867             15,169
                                                                                    --------------     -------------
       CASH AND CASH EQUIVALENTS, end of period................................       $   9,488          $   9,805
                                                                                    ==============     =============


                                      # # #

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:     April 28, 2004                    By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer